Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports First Quarter 2017 Diluted EPS of $5.23, or $5.25 as adjusted

•	$80 billion of long-term net inflows, positive across product type, client type and region, reflect strength of diversified business model

•	8% increase in revenue year-over-year driven by growth in base fees, performance fees and technology and risk management revenue

•	19% increase in operating income (10% as adjusted) year-over-year reflects operating margin expansion and benefits of scale for clients and shareholders

•	33% increase in diluted EPS (24% as adjusted) year-over-year also includes the impact of a discrete tax benefit associated with new accounting guidance for share-based payments

•	9% increase in quarterly cash dividend to $2.50 per share and $275 million of share repurchases

FINANCIAL RESULTS

(in millions, except per share data)	Q1 2017	Q1 2016	Change		Q4 2016	Change
AUM	$5,420,477	$4,737,165	14%		$5,147,852	5%
Total net flows	$64,599	$27,829			$98,050
GAAP basis:
Revenue	$2,824	$2,624	8%		$2,890	(2)%
Operating income	$1,147	$963	19%		$1,225	(6)%
Operating margin	40.6%	36.7%	390	bps	42.4%	(180	) bps
Net income(1)	$862	$657	31%		$851	1%
Diluted EPS	$5.23	$3.92	33%		$5.13	2%
Weighted average diluted shares	164.9	167.4	(1)%		165.9	(1)%
As adjusted:
Operating income(2)	$1,151	$1,047	10%		$1,232	(7)%
Operating margin(2)	42.6%	41.6%	100	bps	44.4%	(180	) bps
Net income(1) (2)	$865	$711	22%		$852	2%
Diluted EPS(2)	$5.25	$4.25	24%		$5.14	2%

(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (3) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 11 and 12 for more information on as adjusted items and the reconciliation to GAAP.

New York, April 19, 2017 — BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months ended March 31, 2017.

“BlackRock’s first quarter results reflect the strategic decisions we have made to complement our investment capabilities with industry-leading technology,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “Over the last 29 years, we’ve kept our focus on the long-term, anticipating changes in the asset management ecosystem and consistently investing in our business, to meet the evolving needs of our clients.

“Alpha generation, risk management and technology have always been the cornerstone of BlackRock. As the world becomes increasingly complex and interconnected, technology is becoming even more essential to clients, transforming the way both institutions and wealth managers construct portfolios, manage asset allocation, understand risk and engage and connect with clients. The recent repositioning of our active equity platform is yet another example of our commitment to anticipate and embrace change to deliver sustainable alpha for clients.

“First quarter long-term net inflows of $80 billion, representing annualized organic asset growth of 7%, were positive across product type, client type and region. Our commitment to investing for future growth and leveraging the benefits of scale for clients and shareholders also resulted in a 12% increase in Aladdin® revenue and 100 basis points of margin expansion year-over-year.

“Both retail and institutional investors continued to utilize BlackRock’s iShares® ETFs as the building blocks for their portfolios and in combinations to drive active returns. iShares saw record quarterly inflows of $64 billion, again capturing the #1 share of industry flows globally, in the United States and in Europe, and in equity and fixed income.

“BlackRock’s retail business returned to positive organic growth generating long-term net inflows of $5 billion, reflecting strong inflows across our top-performing unconstrained fixed income and multi-asset income offerings, as client discussions increasingly focus on outcome-based goals.

“Institutions across the globe continue to look to BlackRock for customized, innovative solutions to help them solve their most complex investment challenges. BlackRock saw institutional net inflows of $11 billion, led by multi-asset and liability-driven fixed income solutions.

“Building on record total net inflows of $202 billion in 2016, we began 2017 by repositioning our active equity platform and investing in our business for future growth. Going forward, we will continue to transform change into opportunity, using our advantaged market position to create better financial futures for clients and drive long-term growth for shareholders.”

RESULTS BY CLIENT TYPE

				March 31, 2017	Q1 2017
	Q1 2017	March 31, 2017	Q1 2017	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Retail	$4,624	$564,333	$784	11%	31%
iShares ETFs	64,481	1,413,335	925	26%	37%
Institutional:
Active	(1,010)	1,037,233	454	19%	18%
Index	12,246	2,013,905	240	37%	9%

Total institutional	11,236	3,051,138	694	56%	27%

Long-term	80,341	5,028,806	2,403	93%	95%
Cash management	(15,705)	388,935	127	7%	5%
Advisory	(37)	2,736	—	—	—

Total	$64,599	$5,420,477	$2,530	100%	100%

RESULTS BY PRODUCT TYPE

				March 31, 2017	Q1 2017
	Q1 2017	March 31, 2017	Q1 2017	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Equity	$44,057	$2,865,515	$1,284	53%	51%
Fixed income	33,374	1,630,569	681	30%	27%
Multi-asset	1,549	411,565	272	8%	11%
Alternatives	1,361	121,157	166	2%	6%

Long-term	80,341	5,028,806	2,403	93%	95%
Cash management	(15,705)	388,935	127	7%	5%
Advisory	(37)	2,736	—	—	—

Total	$64,599	$5,420,477	$2,530	100%	100%

RESULTS BY INVESTMENT STYLE

				March 31, 2017	Q1 2017
	Q1 2017	March 31, 2017	Q1 2017	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Active	$(1,844)	$1,543,519	$1,224	29%	48%
Index and iShares ETFs	82,185	3,485,287	1,179	64%	47%

Long-term	80,341	5,028,806	2,403	93%	95%
Cash management	(15,705)	388,935	127	7%	5%
Advisory	(37)	2,736	—	—	—

Total	$64,599	$5,420,477	$2,530	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.

BUSINESS HIGHLIGHTS

Long-term net inflows were positive across all major regions, with net inflows of $55.8 billion, $18.1 billion and $6.4 billion from clients in the Americas, EMEA and Asia-Pacific, respectively. At March 31, 2017, BlackRock managed 63% of its long-term AUM for investors in the Americas and 37% for clients in EMEA and Asia-Pacific.

The Company’s net flows by client type for the first quarter of 2017 are presented below.

•	Retail long-term net inflows of $4.6 billion reflected net inflows of $5.0 billion internationally, partially offset by net outflows of $0.4 billion from the United States. Fixed income net inflows of $4.8 billion were paced by inflows into unconstrained and emerging market categories. Equity net inflows of $1.8 billion reflected inflows into index mutual funds. Multi-asset net outflows of $1.7 billion were largely due to outflows from world allocation strategies.

•	iShares ETFs long-term net inflows of $64.5 billion were led by equity net inflows of $44.6 billion, with strength in iShares Core, precision exposure and financial instrument ETFs. Fixed income net inflows of $20.3 billion reflected inflows into investment grade corporate, emerging markets debt and treasury bond funds.

•	Institutional active long-term net outflows of $1.0 billion reflected equity and fixed income net outflows of $4.7 billion and $1.3 billion, respectively, partially offset by inflows into multi-asset and alternatives. Multi-asset net inflows of $3.8 billion were driven by ongoing demand for the LifePath® target-date series. Alternatives net inflows of $1.2 billion were led by inflows into infrastructure offerings.

•	Institutional index long-term net inflows of $12.2 billion included fixed income and equity net inflows of $9.5 billion and $2.4 billion, respectively.

Cash management AUM decreased 4% to $388.9 billion.

INVESTMENT PERFORMANCE AT MARCH 31, 2017 (1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	66%	78%	88%
Tax-exempt	62%	57%	70%
Index AUM within or above applicable tolerance	93%	99%	99%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	64%	65%	49%
Scientific	82%	85%	90%
Index AUM within or above applicable tolerance	95%	97%	97%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 13 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Wednesday, April 19, 2017 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 82927991). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Wednesday, April 19, 2017 and ending at midnight on Wednesday, May 3, 2017. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 82927991. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a global leader in investment management, risk management and advisory services for institutional and retail clients. At March 31, 2017, BlackRock’s AUM was $5.4 trillion. BlackRock helps clients around the world meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. As of March 31, 2017, the firm had approximately 13,000 employees in more than 30 countries and a major presence in global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com | Twitter: @blackrock_news | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	March 31,				December 31,
	2017	2016	Change		2016	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,530	$2,359	$171		$2,486	$44
Investment advisory performance fees	70	34	36		129	(59)
Technology and risk management revenue(a)	158	141	17		157	1
Distribution fees	7	11	(4)		9	(2)
Advisory and other revenue(a)	59	79	(20)		109	(50)

Total revenue	2,824	2,624	200		2,890	(66)

Expense
Employee compensation and benefits	1,021	947	74		987	34
Distribution and servicing costs	117	97	20		109	8
Amortization of deferred sales commissions	5	10	(5)		7	(2)
Direct fund expense	208	188	20		183	25
General and administration	301	318	(17)		355	(54)
Restructuring charge	—	76	(76)		—	—
Amortization of intangible assets	25	25	—		24	1

Total expense	1,677	1,661	16		1,665	12

Operating income	1,147	963	184		1,225	(78)
Nonoperating income (expense)
Net gain (loss) on investments	51	(2)	53		6	45
Interest and dividend income	7	5	2		7	—
Interest expense	(65)	(51)	(14)		(51)	(14)

Total nonoperating income (expense)	(7)	(48)	41		(38)	31

Income before income taxes	1,140	915	225		1,187	(47)
Income tax expense	269	268	1		336	(67)

Net income	871	647	224		851	20

Less:
Net income (loss) attributable to noncontrolling interests	9	(10)	19		—	9

Net income attributable to BlackRock, Inc.	$862	$657	$205		$851	$11

Weighted-average common shares outstanding
Basic	163,016,599	165,388,130	(2,371,531)		163,441,552	(424,953)
Diluted	164,856,183	167,398,938	(2,542,755)		165,854,167	(997,984)
Earnings per share attributable to BlackRock, Inc. common stockholders (3)
Basic	$5.29	$3.97	$1.32		$5.21	$0.08
Diluted	$5.23	$3.92	$1.31		$5.13	$0.10
Cash dividends declared and paid per share	$2.50	$2.29	$0.21		$2.29	$0.21
Supplemental information:
AUM (end of period)	$5,420,477	$4,737,165	$683,312		$5,147,852	$272,625
Shares outstanding (end of period)	162,868,647	165,174,069	(2,305,422)		163,121,291	(252,644)
GAAP:
Operating margin	40.6%	36.7%	390	bps	42.4%	(180)	bps
Effective tax rate	23.8%	29.0%	(520)	bps	28.3%	(450)	bps
As adjusted:
Operating income (1)	$1,151	$1,047	$104		$1,232	$(81)
Operating margin (1)	42.6%	41.6%	100	bps	44.4%	(180)	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests	$(16)	$(38)	$22		$(38)	$22
Net income attributable to BlackRock, Inc. (2)	$865	$711	$154		$852	$13
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (2) (3)	$5.25	$4.25	$1.00		$5.14	$0.11
Effective tax rate	23.8%	29.6%	(580)	bps	28.6%	(480)	bps

See pages 11-12 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

(a)	Beginning with the first quarter of 2017, Aladdin revenue previously reported within “BlackRock Solutions® and advisory” is currently presented within “Technology and risk management revenue” on the condensed consolidated statements of income. The remaining “BlackRock Solutions and advisory” revenue is currently reported as part of “Advisory and other revenue.” Under the historical presentation, BlackRock Solutions and advisory revenue would have totaled $182 million for the three months ended March 31, 2017. Prior period amounts reported for BlackRock Solutions and advisory of $171 million and $197 million for the three months ended March 31, 2016 and December 31, 2016, respectively, have been reclassified to conform to the current presentation. See page 8 for further information.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type

		Net
	December 31,	inflows	Market		March 31,
	2016	(outflows)	change	FX impact (1)	2017	Average AUM (2)
Retail:
Equity	$196,221	$1,828	$9,259	$873	$208,181	$202,859
Fixed income	222,256	4,793	2,494	460	230,003	226,343
Multi-asset	107,997	(1,743)	4,257	191	110,702	109,515
Alternatives	15,478	(254)	162	61	15,447	15,433

Retail subtotal	541,952	4,624	16,172	1,585	564,333	554,150
iShares ETFs:
Equity	951,252	44,552	54,750	1,855	1,052,409	1,003,328
Fixed income	314,707	20,304	1,960	933	337,904	327,555
Multi-asset	3,149	(378)	118	1	2,890	2,913
Alternatives	18,771	3	1,333	25	20,132	19,669

iShares ETFs subtotal	1,287,879	64,481	58,161	2,814	1,413,335	1,353,465
Institutional:
Active:
Equity	120,699	(4,676)	7,875	919	124,817	123,380
Fixed income	536,727	(1,246)	5,103	3,198	543,782	543,732
Multi-asset	276,933	3,758	8,455	1,583	290,729	283,748
Alternatives	75,615	1,154	639	497	77,905	76,851

Active subtotal	1,009,974	(1,010)	22,072	6,197	1,037,233	1,027,711
Index:
Equity	1,389,004	2,353	80,083	8,668	1,480,108	1,436,839
Fixed income	498,675	9,523	5,339	5,343	518,880	507,656
Multi-asset	6,928	(88)	252	152	7,244	7,149
Alternatives	7,074	458	94	47	7,673	7,390

Index subtotal	1,901,681	12,246	85,768	14,210	2,013,905	1,959,034

Institutional subtotal	2,911,655	11,236	107,840	20,407	3,051,138	2,986,745

Long-term	4,741,486	80,341	182,173	24,806	5,028,806	4,894,360
Cash management	403,584	(15,705)	219	837	388,935	397,621
Advisory (3)	2,782	(37)	(29)	20	2,736	2,762

Total	$5,147,852	$64,599	$182,363	$25,663	$5,420,477	$5,294,743

Current Quarter Component Changes by Investment Style and Product Type (Long-term)

	December 31, 2016	Net inflows (outflows)	Market change	FX impact (1)	March 31, 2017	Average AUM (2)
Active:
Equity	$275,033	$(6,820)	$15,989	$1,514	$285,716	$281,691
Fixed income	749,996	2,061	7,405	3,558	763,020	760,128
Multi-asset	384,930	2,015	12,711	1,775	401,431	393,263
Alternatives	91,093	900	801	558	93,352	92,284

Active subtotal	1,501,052	(1,844)	36,906	7,405	1,543,519	1,527,366
Index and iShares ETFs:
iShares ETFs:
Equity	951,252	44,552	54,750	1,855	1,052,409	1,003,328
Fixed income	314,707	20,304	1,960	933	337,904	327,555
Multi-asset	3,149	(378)	118	1	2,890	2,913
Alternatives	18,771	3	1,333	25	20,132	19,669

iShares ETFs subtotal	1,287,879	64,481	58,161	2,814	1,413,335	1,353,465
Non-ETF Index:
Equity	1,430,891	6,325	81,228	8,946	1,527,390	1,481,387
Fixed income	507,662	11,009	5,531	5,443	529,645	517,603
Multi-asset	6,928	(88)	253	151	7,244	7,149
Alternatives	7,074	458	94	47	7,673	7,390

Non-ETF Index subtotal	1,952,555	17,704	87,106	14,587	2,071,952	2,013,529

Index & iShares ETFs subtotal	3,240,434	82,185	145,267	17,401	3,485,287	3,366,994

Long-term	$4,741,486	$80,341	$182,173	$24,806	$5,028,806	$4,894,360

Current Quarter Component Changes by Product Type (Long-term)

	December 31, 2016	Net inflows (outflows)	Market change	FX impact (1)	March 31, 2017	Average AUM (2)
Equity	$2,657,176	$44,057	$151,967	$12,315	$2,865,515	$2,766,406
Fixed income	1,572,365	33,374	14,896	9,934	1,630,569	1,605,286
Multi-asset	395,007	1,549	13,082	1,927	411,565	403,325
Alternatives:
Core	88,630	1,003	810	471	90,914	89,865
Currency and commodities(4)	28,308	358	1,418	159	30,243	29,478

Alternatives subtotal	116,938	1,361	2,228	630	121,157	119,343

Long-term	$4,741,486	$80,341	$182,173	$24,806	$5,028,806	$4,894,360

(1)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type

	March 31, 2016	Net inflows (outflows)	Acquisition (1)	Market change	FX impact (2)	March 31, 2017	Average AUM (3)
Retail:
Equity	$193,436	$(5,206)	$—	$25,425	$(5,474)	$208,181	$196,955
Fixed income	217,209	11,080	—	4,173	(2,459)	230,003	225,373
Multi-asset	113,291	(9,476)	—	7,848	(961)	110,702	111,003
Alternatives	18,730	(2,739)	—	(222)	(322)	15,447	16,565

Retail subtotal	542,666	(6,341)	—	37,224	(9,216)	564,333	549,896
iShares ETFs:
Equity	818,104	124,153	—	116,759	(6,607)	1,052,409	904,822
Fixed income	291,132	52,735	—	(1,058)	(4,905)	337,904	316,540
Multi-asset	2,166	562	—	166	(4)	2,890	2,564
Alternatives	16,152	3,264	—	822	(106)	20,132	20,026

iShares ETFs subtotal	1,127,554	180,714	—	116,689	(11,622)	1,413,335	1,243,952
Institutional:
Active:
Equity	118,833	(10,355)	—	20,512	(4,173)	124,817	121,823
Fixed income	544,244	(1,896)	—	10,169	(8,735)	543,782	548,196
Multi-asset	262,010	15,817	—	21,984	(9,082)	290,729	274,205
Alternatives	75,104	2,543	—	1,801	(1,543)	77,905	75,615

Active subtotal	1,000,191	6,109	—	54,466	(23,533)	1,037,233	1,019,839
Index:
Equity	1,277,802	4,567	—	221,463	(23,724)	1,480,108	1,358,634
Fixed income	472,568	39,237	—	41,203	(34,128)	518,880	493,488
Multi-asset	7,776	(562)	—	178	(148)	7,244	7,591
Alternatives	6,003	1,100	—	963	(393)	7,673	6,985

Index subtotal	1,764,149	44,342	—	263,807	(58,393)	2,013,905	1,866,698

Institutional subtotal	2,764,340	50,451	—	318,273	(81,926)	3,051,138	2,886,537

Long-term	4,434,560	224,824	—	472,186	(102,764)	5,028,806	4,680,385
Cash management	291,986	21,678	80,635	671	(6,035)	388,935	381,639
Advisory (4)	10,619	(7,540)	—	23	(366)	2,736	7,974

Total	$4,737,165	$238,962	$80,635	$472,880	$(109,165)	$5,420,477	$5,069,998

Year-over-Year Component Changes by Investment Style and Product Type (Long-term)

	March 31, 2016	Net inflows (outflows)	Acquisition	Market change	FX impact (2)	March 31, 2017	Average AUM (3)
Active:
Equity	$276,281	$(23,080)	$—	$39,869	$(7,354)	$285,716	$279,440
Fixed income	753,711	5,771	—	13,839	(10,301)	763,020	764,867
Multi-asset	375,300	6,342	—	29,832	(10,043)	401,431	385,208
Alternatives	93,836	(196)	—	1,577	(1,865)	93,352	92,180

Active subtotal	1,499,128	(11,163)	—	85,117	(29,563)	1,543,519	1,521,695
Index and iShares ETFs:
iShares ETFs:
Equity	818,104	124,153	—	116,759	(6,607)	1,052,409	904,822
Fixed income	291,132	52,735	—	(1,058)	(4,905)	337,904	316,540
Multi-asset	2,166	562	—	166	(4)	2,890	2,564
Alternatives	16,152	3,264	—	822	(106)	20,132	20,026

iShares ETFs subtotal	1,127,554	180,714	—	116,689	(11,622)	1,413,335	1,243,952
Non-ETF Index:
Equity	1,313,790	12,086	—	227,531	(26,017)	1,527,390	1,397,972
Fixed income	480,310	42,650	—	41,706	(35,021)	529,645	502,190
Multi-asset	7,777	(563)	—	178	(148)	7,244	7,591
Alternatives	6,001	1,100	—	965	(393)	7,673	6,985

Non-ETF Index subtotal	1,807,878	55,273	—	270,380	(61,579)	2,071,952	1,914,738

Index & iShares ETFs subtotal	2,935,432	235,987	—	387,069	(73,201)	3,485,287	3,158,690

Long-term	$4,434,560	$224,824	$—	$472,186	$(102,764)	$5,028,806	$4,680,385

Year-over-Year Component Changes by Product Type (Long-term)

	March 31, 2016	Net inflows (outflows)	Acquisition	Market change	FX impact (2)	March 31, 2017	Average AUM (3)
Equity	$2,408,175	$113,159	$—	$384,159	$(39,978)	$2,865,515	$2,582,234
Fixed income	1,525,153	101,156	—	54,487	(50,227)	1,630,569	1,583,597
Multi-asset	385,243	6,341	—	30,176	(10,195)	411,565	395,363
Alternatives:
Core	91,639	(342)	—	1,515	(1,898)	90,914	89,842
Currency and commodities(5)	24,350	4,510	—	1,849	(466)	30,243	29,349

Alternatives subtotal	115,989	4,168	—	3,364	(2,364)	121,157	119,191

Long-term	$4,434,560	$224,824	$—	$472,186	$(102,764)	$5,028,806	$4,680,385

(1)	Amount represents AUM acquired in the BofA® Global Capital Management transaction in April 2016.
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares ETFs.

SUMMARY OF REVENUE

				Three Months
	Three Months Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2017	2016	Change	2016	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$402	$386	$16	$390	$12
iShares ETFs	721	623	98	681	40
Non-ETF Index	161	164	(3)	166	(5)

Equity subtotal	1,284	1,173	111	1,237	47
Fixed income:
Active	411	396	15	421	(10)
iShares ETFs	185	152	33	184	1
Non-ETF Index	85	70	15	80	5

Fixed income subtotal	681	618	63	685	(4)
Multi-asset	272	284	(12)	278	(6)
Alternatives:
Core	144	164	(20)	146	(2)
Currency and commodities	22	17	5	22	—

Alternatives subtotal	166	181	(15)	168	(2)

Long-term	2,403	2,256	147	2,368	35
Cash management	127	103	24	118	9

Total base fees	2,530	2,359	171	2,486	44
Investment advisory performance fees:
Equity	15	11	4	35	(20)
Fixed income	10	5	5	4	6
Multi-asset	5	3	2	13	(8)
Alternatives	40	15	25	77	(37)

Total performance fees	70	34	36	129	(59)
Technology and risk management revenue(1)	158	141	17	157	1
Distribution fees	7	11	(4)	9	(2)
Advisory and other revenue:
Advisory(1)	24	30	(6)	40	(16)
Other	35	49	(14)	69	(34)

Advisory and other revenue	59	79	(20)	109	(50)

Total revenue	$2,824	$2,624	$200	$2,890	$(66)

(1)	Beginning with the first quarter of 2017, Aladdin revenue previously reported within “BlackRock Solutions and advisory” is currently presented within “Technology and risk management revenue” on the condensed consolidated statements of income. The remaining “BlackRock Solutions and advisory” revenue is currently reported as part of “Advisory and other revenue.” Under the historical presentation, BlackRock Solutions and advisory revenue would have totaled $182 million for the three months ended March 31, 2017. Prior period amounts reported for BlackRock Solutions and advisory of $171 million and $197 million for the three months ended March 31, 2016 and December 31, 2016, respectively, have been reclassified to conform to the current presentation.

Highlights

•	Investment advisory, administration fees and securities lending revenue increased $171 million from the first quarter of 2016 reflecting the impact of higher markets and organic growth on average AUM, and the effect of AUM acquired in the BofA Global Capital Management transaction, partially offset by the impact of foreign exchange movements and the effect of one less day in the current quarter. Securities lending revenue of $141 million in the current quarter compared with $148 million in the first quarter of 2016.

Investment advisory, administration fees and securities lending revenue increased $44 million from the fourth quarter of 2016, driven by higher average AUM, partially offset by the effect of two less days in the current quarter. Securities lending revenue of $141 million in the current quarter compared with $138 million in the fourth quarter of 2016.

•	Performance fees increased $36 million from the first quarter of 2016, primarily reflecting higher revenue from alternative products.

Performance fees decreased $59 million from the fourth quarter of 2016, primarily due to seasonally higher revenue from funds with a performance measurement period that ended in the fourth quarter of 2016.

•	Technology and risk management revenue increased $17 million from the first quarter of 2016 and $1 million from the fourth quarter of 2016 reflecting ongoing demand for Aladdin.

•	Advisory and other revenue decreased $50 million from the fourth quarter of 2016 reflecting lower earnings from strategic minority investments, lower fees from advisory assignments and lower transition management service fees.

SUMMARY OF OPERATING EXPENSE

	Three Months Ended March 31,			Three Months Ended December 31,
(in millions), (unaudited)	2017	2016	Change	2016	Change
Operating expense
Employee compensation and benefits	$1,021	$947	$74	$987	$34
Distribution and servicing costs	117	97	20	109	8
Amortization of deferred sales commissions	5	10	(5)	7	(2)
Direct fund expense	208	188	20	183	25
General and administration	301	318	(17)	355	(54)
Restructuring charge	—	76	(76)	—	—
Amortization of intangible assets	25	25	—	24	1

Total operating expense	$1,677	$1,661	$16	$1,665	$12

Highlights

•	Employee compensation and benefits expense increased $74 million from the first quarter of 2016, reflecting higher incentive compensation, primarily driven by higher performance fees and higher operating income, and approximately $20 million of severance and accelerated compensation expense associated with the repositioning of the active equity platform.

Employee compensation and benefits expense increased $34 million from the fourth quarter of 2016, reflecting the previously mentioned repositioning costs, higher seasonal employer payroll taxes, and an increase in stock-based compensation expense related to the effect of additional grants at the end of January 2017, partially offset by lower incentive compensation, driven primarily by lower performance fees and lower operating income.

•	Direct fund expense increased $20 million from the first quarter of 2016 and $25 million from the fourth quarter of 2016, reflecting higher average AUM.

•	General and administration expense decreased $17 million from the first quarter of 2016, reflecting lower discretionary marketing and promotional expense, and $54 million from the fourth quarter of 2016, reflecting lower marketing and promotional expense and the impact of foreign exchange remeasurement expense. General and administration expense in the first quarter of 2017 included $2 million of one-time costs related to the repositioning of the active equity platform.

INCOME TAX EXPENSE

	Three Months Ended March 31,			Three Months Ended December 31,
(in millions), (unaudited)	2017	2016	Change	2016	Change
Income tax expense	$269	$268	$1	$336	$(67)

Highlights

•	First quarter 2017 income tax expense included an $81 million discrete tax benefit reflecting the adoption of new accounting guidance related to stock-based compensation awards that vested in the first quarter of 2017.

SUMMARY AND RECONCILIATION OF U.S. GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), AS ADJUSTED

	Three Months Ended March 31,			Three Months Ended December 31,
(in millions), (unaudited)	2017	2016	Change	2016	Change
Nonoperating income (expense), GAAP basis	$(7)	$(48)	$41	$(38)	$31
Less: Net income (loss) attributable to noncontrolling interests (“NCI”)	9	(10)	19	—	9

Nonoperating income (expense), as adjusted(1)(2)	$(16)	$(38)	$22	$(38)	$22

	Three Months Ended March 31,			Three Months Ended December 31,
(in millions), (unaudited)	2017	2016	Change	2016	Change
Net gain (loss) on investments(1)(2)
Private equity	$6	$2	$4	$(5)	$11
Real assets	1	2	(1)	3	(2)
Other alternatives(3)	14	—	14	8	6
Other investments(4)	21	4	17	—	21

Total net gain (loss) on investments(1)(2)	42	8	34	6	36
Interest and dividend income	7	5	2	7	—
Interest expense	(65)	(51)	(14)	(51)	(14)

Net interest expense	(58)	(46)	(12)	(44)	(14)

Nonoperating income (expense), as adjusted(1)(2)	$(16)	$(38)	$22	$(38)	$22

(1)	Net of net income (loss) attributable to NCI.
(2)	Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to results. For more information on other as adjusted items and the reconciliation to GAAP see notes (1) through (3) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 11 and 12.
(3)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(4)	Amounts include net gains (losses) related to equity and fixed income investments, and BlackRock’s seed capital hedging program.

Highlights

•	Net gain (loss) on investments increased from the first quarter of 2016 and the fourth quarter of 2016, primarily driven by higher marks.

•	First quarter 2017 interest expense included a make-whole redemption premium of $14 million related to the current quarter’s refinancing of $700 million of 6.25% notes, which were called prior to their September 2017 maturity.

ECONOMIC TANGIBLE ASSETS

The Company presents economic tangible assets as additional information to enable investors to exclude certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

	March 31,	December 31,
(in billions), (unaudited)	2017 (Est.)	2016
Total balance sheet assets	$231	$220
Separate account assets and separate account collateral held under securities lending agreements	(187)	(177)
Consolidated sponsored investment funds	(1)	(1)
Goodwill and intangible assets, net	(30)	(30)

Economic tangible assets	$13	$12

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED

	Three Months Ended
	March 31,		December 31,
(in millions), (unaudited)	2017	2016	2016
Operating income, GAAP basis	$1,147	$963	$1,225
Non-GAAP expense adjustments:
Restructuring charge	—	76	—
PNC LTIP funding obligation	4	8	7

Operating income, as adjusted	$1,151	$1,047	$1,232

Revenue, GAAP basis	$2,824	$2,624	$2,890
Non-GAAP adjustments:
Distribution and servicing costs	(117)	(97)	(109)
Amortization of deferred sales commissions	(5)	(10)	(7)

Revenue used for operating margin measurement	$2,702	$2,517	$2,774

Operating margin, GAAP basis	40.6%	36.7%	42.4%

Operating margin, as adjusted	42.6%	41.6%	44.4%

See note (1) to the Condensed Consolidated Statements of Income and Supplemental Information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED

	Three Months Ended
	March 31,		December 31,
(in millions, except per share data), (unaudited)	2017	2016	2016
Net income attributable to BlackRock, Inc., GAAP basis	$862	$657	$851
Non-GAAP adjustments:
Restructuring charge (including $23 tax benefit)	—	53	—
PNC LTIP funding obligation, net of tax	3	5	5
Income tax matters	—	(4)	(4)

Net income attributable to BlackRock, Inc., as adjusted	$865	$711	$852

Diluted weighted-average common shares outstanding(3)	164.9	167.4	165.9
Diluted earnings per common share, GAAP basis(3)	$5.23	$3.92	$5.13
Diluted earnings per common share, as adjusted(3)	$5.25	$4.25	$5.14

See notes (2) and (3) to the Condensed Consolidated Statements of Income and Supplemental Information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

•	Operating income, as adjusted, includes non-GAAP expense adjustments. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value. For the three months ended March 31, 2016, a restructuring charge comprised of severance and accelerated amortization expense of previously granted deferred compensation awards has been excluded to provide more meaningful analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented.

•	Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes such costs represent a benchmark for the amount of revenue passed through to external parties who distribute the Company’s products. In addition, management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and the restructuring charge.

For each period presented, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill. Amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, as adjusted divided by diluted weighted average common shares outstanding.

(3) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Forward-looking Statements

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this earnings release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the potential for human error in connection with BlackRock’s operational systems; (10) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) changes in law and policy accompanying the new administration and uncertainty pending any such changes; (12) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (13) the ability to attract and retain highly talented professionals; (14) fluctuations in the carrying value of BlackRock’s economic investments; (15) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (16) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (17) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (18) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (19) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (20) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

Performance Notes

Past performance is not indicative of future results. Except as specified, the performance information shown is as of March 31, 2017 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of February 28, 2017. The performance data does not include accounts terminated prior to March 31, 2017 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of March 31, 2017 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.